UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2005

Medusa Style Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50480               98-0389557
(Commission File Number)     (IRS Employer Identification No.)

3902 42nd Street, Leduc, Alberta, Canada T9E 4X4

(Address of Principal Executive Offices)     (Zip Code)

(604) 687-6991

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b)    On June 6, 2005, Coreena Hansen resigned as President, CEO and Director of Medusa Style Corporation (the “Company”).

c)    On June 6, 2005, the appointment of Janis Douville as President and Chief Executive Officer of the Company became effective. Ms. Douville has been a member of the Board of Directors since the Company’s inception in August, 2002 and the Company’s Chief Financial Officer, Treasurer and Secretary since October of 2003.

Janis Douville, 54, graduated from Success Business College in 1969. From there she completed Pollocks Cosmetology School and was initially employed by Marie's House of Beauty in Winnipeg, Manitoba, Canada for several years. In 1994, after Ms. Douville relocated to Alberta, Canada, she opened and managed a retail outlet, Cavendish House Collectibles, a handmade craft and collectibles shop for several years. From October 1994 to February 1998, Ms. Douville owned and operated Cavendish House Collectibles located in Leduc, Alberta, Canada that was engaged in the business of selling floral arrangements, candles and home decorating items. Since February 1998, Ms. Douville has been self-employed maintaining a hairstyling business servicing a number of select customers on a personal one-to-one basis.

Ms. Douville will receive no compensation for her services as sole director and officer of Medusa Style Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDUSA STYLE CORPORATION.

By: “Janis Douville”
Janis Douville
President, CEO, CFO, Secretary, Treasurer and Director

Dated: June 7, 2005